UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 17, 2023
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2023, Marc Ferrentino notified the board of directors (the “Board”) of Yext, Inc. (the “Company”) of his intention to step down from his position as President and Chief Operating Officer of the Company effective September 30, 2023. Mr. Ferrentino will be transitioning to a new role as an advisor to the Company effective September 30, 2023. On September 17, 2023, Mr. Ferrentino and the Company entered into an advisory agreement effective October 1, 2023 (the “Advisor Agreement”) with a term of nine months (the “Advisory Period”). Pursuant to the Advisor Agreement, Mr. Ferrentino will be entitled to receive continued vesting of restricted stock units through the Advisory Period, subject to his continued service through such time and after which any remaining unvested restricted stock units will be forfeited. In the event of a change in control of the Company during the Advisory Period, any unvested restricted stock units that would have otherwise vested during the Advisory Period would accelerate. In connection with his separation, Mr. Ferrentino will become entitled to receive acceleration of 140,000 outstanding and unvested restricted stock units, and as part of the separation agreement, Mr. Ferrentino agrees that his outstanding stock options will forfeit upon his termination of employment on September 30, 2023. Effective September 30, 2023, Mr. Ferrentino will no longer be a participant in the Company’s Change in Control and Severance Policy. Mr. Ferrentino’s resignation did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Advisor Agreement between the Company and Marc Ferrentino
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: September 18, 2023